UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2011
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	001-34037 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7

Item 8.01.	Other Events.
     On October 10, 2011, Superior Energy Services, Inc. (the “Company”) and Complete Production Services, Inc. (“Complete”) issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of October 9, 2011 (the “Merger Agreement”), among the Company, Complete and SPN Fairway Acquisition, Inc., a Delaware corporation controlled by the Company (“Merger Subsidiary”). Subject to the terms and conditions set forth therein, Complete will merge with and into Merger Subsidiary, with Merger Subsidiary surviving as an indirect wholly owned subsidiary of the Company (the “Merger”). The Company and Complete also made a joint investor presentation principally concerning the Merger. Copies of the joint press release and the joint investor presentation are attached hereto as Exhibits 99.1 and 99.2, respectively. In addition, a transcript of the joint investors presentation is attached hereto as Exhibit 99.3.
     Also, on October 10, 2011, the Company distributed in connection with the execution of the Merger Agreement (i) a letter to the Company’s executives, (ii) an email to the Company’s employees, (iii) a letter to the Company’s employees, and (iv) presentation materials to the Company’s employees, copies of which are attached hereto as Exhibits 99.4, 99.5, 99.6, and 99.7, respectively.
     The exhibits attached hereto are incorporated herein by reference and each of the foregoing description of such materials is qualified in its entirety by reference to such materials.
     The information required by Item 1.01, including a copy of the Merger Agreement, will be filed in a separate Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Joint Press Release, dated October 10, 2011.

99.2	Joint Investor Presentation Materials, dated October 10, 2011.

99.3	Transcript of Joint Investor Presentation, dated October 10, 2011.

99.4	Letter to Executives, dated October 10, 2011.

99.5	Email to Employees, dated October 10, 2011.

99.6	Letter to Employees, dated October 10, 2011.

99.7	Presentation Materials Distributed to Employees, dated October 10, 2011

Additional Information and Where to Find It
The Company and Complete plan to file a joint proxy statement/prospectus and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, COMPLETE AND THE PROPOSED ACQUISITION. A definitive joint proxy statement/prospectus will be sent to security holders of the Company and Complete seeking their approval of the acquisition. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by the Company and Complete with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus and such other documents (relating to the Company) may also be obtained for free from the Company by accessing the Company’s website at www.superiorenergy.com. The proxy statement/prospectus and such other documents (relating to Complete) may also be obtained for free from Complete by accessing Complete’s website at www.completeproduction.com.
Participants in the Solicitation
The Company, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interests in the acquisition will be contained in the joint proxy statement/prospectus when it is filed, and additional information regarding such persons is included in the Company’s proxy statement filed with the SEC on April 15, 2011.
Complete, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Complete’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interests in the acquisition will be contained in the joint proxy statement/prospectus when it is filed, and additional information regarding such persons is included in Complete’s proxy statement filed with the SEC on April 18, 2011.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: October 11, 2011